Exhibit 99
INVESTOR CONTACT: Nathan Annis (507) 437-5248 ir@hormel.com	MEDIA CONTACT: Wendy Watkins (507) 437-5345 media@hormel.com

HORMEL FOODS ANNOUNCES FULL YEAR AND FOURTH QUARTER RESULTS AND PROVIDES GUIDANCE FOR FISCAL 2018

The company continues to make progress towards its key strategic initiatives

AUSTIN, Minn. (November 21, 2017) – Hormel Foods Corporation (NYSE: HRL) today reported results for the fourth quarter of fiscal year 2017.

EXECUTIVE SUMMARY – FISCAL 2017

•                 Three of five segments delivered record segment profit

•                 Volume down 8%; Organic volume1 up 2%

•                 Sales of $9.2 billion, down 4%; Organic net sales1 up 3%

•                 Diluted earnings per share of $1.57, down 4% from 2016 EPS of $1.64

•                 Second most profitable year in the company’s history

•                 Record operating margin of 14.0%

•                 Record cash flow from operations of $1.01 billion, up 2%

EXECUTIVE SUMMARY – FOURTH QUARTER

•                 Volume down 10%; Organic volume up 2%

•                 Sales of $2.5 billion, down 5%; Organic net sales up 5%

•                 Diluted EPS of $0.41, down 9% from 2016 EPS of $0.45

•                 Operating margin of 13.2%

•                 Record cash flow from operations of $499 million, up 34%

FISCAL 2018 OUTLOOK

“Fiscal 2018 represents a return to growth with the addition of three strategic acquisitions and contributions from innovative new items such as HORMEL® BACON 1TM fully cooked bacon and SKIPPY® PB BITES,” said Jim Snee, chairman of the board, president and chief executive officer. “The earnings power we are creating with acquisitions, major capital investments in value-added capacity, a supply chain reorganization, the union of the Grocery Products and Specialty Products segments, and an intense focus on strategic cost management sets us up for renewed earnings growth in 2018 and beyond.”

“We expect Refrigerated Foods, Grocery Products, and International to drive growth as Jennie-O Turkey Store continues to navigate difficult industry conditions,” Snee said.

Net Sales Guidance (in billions)	$9.40 - $9.80
Earnings per Share Guidance	$1.60 - $1.70

Fiscal 2018 net sales and earnings per share guidance exclude the pending acquisition of Columbus Craft Meats, which is expected to close in December. Total sales are approximately $300 million and the transaction is expected to be 2-3 cents per share accretive to earnings in fiscal 2018.

DIVIDENDS

“This morning we announced a 10 percent increase to our annual dividend, making the new dividend $0.75 per share,” Snee said. “This is the 52nd consecutive year in which we’ve increased our dividend.”

Effective November 15, 2017, the company paid its 357th consecutive quarterly dividend at the annual rate of $0.68 per share.

COMMENTARY – FOURTH QUARTER

“We delivered a quarter of strong organic volume and sales growth despite the volatile commodity markets,” Snee said. “I am proud of our team’s ability to navigate the many unique market conditions we faced while staying focused on our key strategic initiatives.”

SEGMENT HIGHLIGHTS – FOURTH QUARTER

Grocery Products

•                 Volume down 4%; Organic volume up 4%

•                 Net sales down 1%; Organic net sales up 7%

•                 Segment profit up 7%

WHOLLY GUACAMOLE® dips, SPAM® family of products, and HERDEZ® salsas all showed strong sales growth. SKIPPY® peanut butter and HORMEL® chili experienced volume declines as price increases took effect during the quarter. Segment profit increased as reductions in manufacturing and SG&A expenses more than offset higher input costs for pork, beef, and avocados.

Refrigerated Foods

•                 Volume down 17%; Organic volume up 1%

•                 Net sales down 6%; Organic net sales up 8%

•                 Segment profit down 13%

Volume and sales declines were related to the divestiture of the Farmer John business, which were partially offset by the acquisition of Fontanini Italian Meats and Sausages. Retail items such as HORMEL® NATURAL CHOICE® products and foodservice items such as HORMEL® BACON 1TM fully cooked bacon and HORMEL® pepperoni contributed to the organic sales growth. Segment profit declined due to the divestiture of the Farmer John business and higher input costs.

Jennie-O Turkey Store

•                 Volume down 7%; Organic volume flat

•                 Net sales down 10%; Organic net sales down 4%

•                 Segment profit down 24%

Decreases in sales and earnings were primarily due to the continued oversupply in the turkey industry, leading to lower turkey commodity prices. JENNIE-O® OVEN READY® products and marinated tenderloins delivered excellent sales growth.

International & Other

•                 Volume up 7%; Organic volume up 5%

•                 Net sales up 10%; Organic net sales up 12%

•                 Segment profit up 18%

International sales increased due to the inclusion of sales of CERATTI® branded products, continued growth of SKIPPY® peanut butter, and strong exports of SPAM® luncheon meat. Earnings growth was driven by improved performance in China and increased exports.

Specialty Foods

•                 Volume down 8%; Organic volume down 1%

•                 Net sales down 9%; Organic net sales down 2%

•                 Segment profit down 21%

Sales and earnings declines were mainly related to lower results from MUSCLE MILK® ready-to-drink protein products in the convenience store channel.

CONFERENCE CALL

A conference call will be webcast at 8:30 a.m. CT on Tuesday, November 21, 2017. Access is available at www.hormelfoods.com. The call will also be available via telephone by dialing 888-394-8218 and providing the access code 5906948. An audio replay is available by going to www.hormelfoods.com and clicking on Investors. The webcast replay will be available at 11:30 a.m. CT, Tuesday, November 21, 2017, and will remain on the website for one year.

ABOUT HORMEL FOODS - Inspired People. Inspired Food.™

Hormel Foods Corporation, based in Austin, Minn., is a global branded food company with over $9 billion in annual revenues across more than 80 countries worldwide. Its brands include Skippy®, SPAM®, Hormel® Natural Choice®, Applegate®, Justin’s®, Wholly Guacamole®, Hormel® Black Label® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of “The 100 Best Corporate Citizens” by Corporate Responsibility Magazine for the ninth year in a row, and has received numerous other awards and accolades for its corporate responsibility and community service efforts. In 2016, the company celebrated its 125th anniversary and announced its new vision for the future - Inspired People. Inspired Food.™ - focusing on its legacy of innovation. For more information, visit www.hormelfoods.com and http://csr.hormelfoods.com/.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors which appear on pages 32 - 39 in the company’s Form 10-Q for the quarter ended July 30, 2017, which can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

1 COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements of organic net sales and organic volume are presented to provide investors additional information to facilitate the comparison of past and present operations. The company believes these non-GAAP financial measurements provide useful information to investors because they are the measurements used to evaluate performance on a comparable year-over-year basis. Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance. These non-GAAP measurements are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

Organic net sales and organic volume are defined as net sales and volume excluding the impact of acquisitions, divestitures and the impact of the 53rd reporting week in 2016. Organic net sales and organic volume exclude the impacts of the acquisition of Justin’s (May 2016) in Grocery Products, the acquisition of Fontanini Italian Meats and Sausages (August 2017) and the divestiture of Farmer John (January 2017) in Refrigerated foods, the divestiture of Diamond Crystal Brands (May 2016) from Specialty Products, and the acquisition of Ceratti (August 2017) in International. The tables below show the calculations to reconcile from the non-GAAP adjusted measures to the GAAP measures in the fourth quarter and the full year of fiscal 2016 and fiscal 2017.

4th Quarter
Volume (lbs.)	FY 2017				FY 2016
(in thousands)	Reported (GAAP)	Acquisitions	Divestitures	Organic (Non-GAAP)	Reported (GAAP)	Acquisitions	Divestitures	53rd Week	Organic (Non-GAAP)	Organic % change
Grocery Products	249,141	-	-	249,141	258,386	-	-	(18,456)	239,930	3.8%
Refrigerated Foods	547,196	(16,727)	-	530,469	658,506	-	(95,246)	(40,233)	523,027	1.4%
Jennie-O Turkey Store	270,175	-	-	270,175	291,587	-	-	(20,828)	270,759	(0.2%)
Specialty Foods	117,344	-	-	117,344	127,053	-	-	(9,075)	117,978	(0.5%)
International & Other	91,414	(7,884)	-	83,530	85,454	-	-	(6,104)	79,350	5.3%
Total Volume	1,275,270	(24,611)	-	1,250,659	1,420,986	-	(95,246)	(94,696)	1,231,044	1.6%

Net Sales	FY 2017				FY 2016
(in thousands)	Reported (GAAP)	Acquisitions	Divestitures	Organic (Non-GAAP)	Reported (GAAP)	Acquisitions	Divestitures	53rd Week	Organic (Non-GAAP)	Organic % change
Grocery Products	$489,169	$-	$-	$489,169	$491,724	$-	$-	$(35,123)	$456,601	7.1%
Refrigerated Foods	1,166,661	(44,450)	-	1,122,211	1,237,276	-	(123,256)	(79,573)	1,034,447	8.5%
Jennie-O Turkey Store	484,856	-	-	484,856	541,409	-	-	(38,672)	502,737	(3.6%)
Specialty Foods	196,792	-	-	196,792	216,674	-	-	(15,477)	201,197	(2.2%)
International & Other	155,130	(9,152)	-	145,978	140,858	-	-	(10,061)	130,797	11.6%
Total Net Sales	$2,492,608	$(53,602)	$-	$2,439,006	$2,627,941	$-	$(123,256)	$(178,906)	$2,325,779	4.9%

Full Year
Volume (lbs.)	FY 2017				FY 2016
(in thousands)	Reported (GAAP)	Acquisitions	Divestitures	Organic (Non-GAAP)	Reported (GAAP)	Acquisitions	Divestitures	53rd Week	Organic (Non-GAAP)	Organic % change
Grocery Products	916,643	(6,430)	-	910,213	906,202	-	-	(18,456)	887,746	2.5%
Refrigerated Foods	2,180,407	(16,727)	(80,454)	2,083,226	2,493,358	-	(375,017)	(40,233)	2,078,108	0.2%
Jennie-O Turkey Store	890,518	-	-	890,518	902,073	-	-	(20,828)	881,245	1.1%
Specialty Foods	458,022	-	-	458,022	583,267	-	(133,733)	(9,075)	440,459	4.0%
International & Other	324,895	(7,884)	-	317,011	307,127	-	-	(6,104)	301,023	5.3%
Total Volume	4,770,485	(31,041)	(80,454)	4,658,990	5,192,027	-	(508,750)	(94,696)	4,588,581	1.5%

Net Sales	FY 2017				FY 2016
(in thousands)	Reported (GAAP)	Acquisitions	Divestitures	Organic (Non-GAAP)	Reported (GAAP)	Acquisitions	Divestitures	53rd Week	Organic (Non-GAAP)	Organic % change
Grocery Products	$1,761,105	$(43,146)	$-	$1,717,959	$1,684,756	$-	$-	$(35,123)	$1,649,633	4.1%
Refrigerated Foods	4,403,732	(44,450)	(100,231)	4,259,051	4,647,173	-	(493,618)	(79,573)	4,073,982	4.5%
Jennie-O Turkey Store	1,663,160	-	-	1,663,160	1,740,968	-	-	(38,672)	1,702,296	(2.3%)
Specialty Foods	794,508	-	-	794,508	939,134	-	(140,084)	(15,477)	783,573	1.4%
International & Other	545,014	(9,152)	-	535,862	511,193	-	-	(10,061)	501,132	6.9%
Total Net Sales	$9,167,519	$(96,748)	$(100,231)	$8,970,540	$9,523,224	$-	$(633,702)	$(178,906)	$8,710,616	3.0%

Statements Follow

HORMEL FOODS CORPORATION

SEGMENT DATA

(Unaudited) (In thousands)

	FOURTH QUARTER
	13 WEEKS ENDED	14 WEEKS ENDED

NET SALES	October 29, 2017	October 30, 2016	% Change
Grocery Products	$489,169	$491,724	(0.5)
Refrigerated Foods	1,166,661	1,237,276	(5.7)
Jennie-O Turkey Store	484,856	541,409	(10.4)
Specialty Foods	196,792	216,674	(9.2)
International & Other	155,130	140,858	10.1
Total	$2,492,608	$2,627,941	(5.1)

OPERATING PROFIT
Grocery Products	$88,915	$82,734	7.5
Refrigerated Foods	145,613	168,040	(13.3)
Jennie-O Turkey Store	70,370	92,299	(23.8)
Specialty Foods	15,933	20,182	(21.1)
International & Other	23,113	19,570	18.1
Total segment operating profit	343,944	382,825	(10.2)
Net interest and investment (income) expense	(639)	1,017	(162.8)
General corporate expense	14,783	17,325	(14.7)
Less: Noncontrolling interest	209	250	(16.4)
Earnings before income taxes	$330,009	$364,733	(9.5)

	YEAR TO DATE
	52 WEEKS ENDED	53 WEEKS ENDED

NET SALES	October 29, 2017	October 30, 2016	% Change
Grocery Products	$1,761,105	$1,684,756	4.5
Refrigerated Foods	4,403,732	4,647,173	(5.2)
Jennie-O Turkey Store	1,663,160	1,740,968	(4.5)
Specialty Foods	794,508	939,134	(15.4)
International & Other	545,014	511,193	6.6
Total	$9,167,519	$9,523,224	(3.7)

OPERATING PROFIT
Grocery Products	$290,809	$268,461	8.3
Refrigerated Foods	587,929	585,652	0.4
Jennie-O Turkey Store	247,322	329,427	(24.9)
Specialty Foods	96,828	110,917	(12.7)
International & Other	85,304	78,409	8.8
Total segment operating profit	1,308,192	1,372,866	(4.7)
Net interest and investment expense (income)	1,824	6,680	(72.7)
General corporate expense	28,091	49,436	(43.2)
Less: Noncontrolling interest	368	465	(20.9)
Earnings before income taxes	$1,278,645	$1,317,215	(2.9)

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In thousands, except per share amounts)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016

Net sales	$2,492,608	$2,627,941	$9,167,519	$9,523,224

Cost of products sold	1,981,054	2,029,421	7,164,356	7,365,049

GROSS PROFIT	511,554	598,520	2,003,163	2,158,175

Selling, general and administrative	194,218	244,006	762,104	871,974
Goodwill/intangible impairment	180	—	180	991
Equity in earnings of affiliates	12,214	11,236	39,590	38,685

OPERATING INCOME	329,370	365,750	1,280,469	1,323,895

Other income & expenses:
Interest & investment income	4,216	2,271	10,859	6,191
Interest expense	(3,577)	(3,288)	(12,683)	(12,871)

EARNINGS BEFORE INCOME TAXES	330,009	364,733	1,278,645	1,317,215

Provision for income taxes	111,646	120,543	431,542	426,698
(effective tax rate)	33.83%	33.05%	33.75%	32.39%

NET EARNINGS	218,363	244,190	847,103	890,517
Less: net earnings attributable to noncontrolling interest	209	250	368	465
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$218,154	$243,940	$846,735	$890,052

NET EARNINGS PER SHARE
Basic	$0.41	$0.46	$1.60	$1.68
Diluted	$0.41	$0.45	$1.57	$1.64

WEIGHTED AVG. SHARES OUTSTANDING
Basic	527,990	528,778	528,363	529,290
Diluted	537,952	541,312	539,116	542,473

DIVIDENDS DECLARED PER SHARE	$0.170	$0.145	$0.68	$0.58

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited) (In thousands)

	October 29, 2017	October 30, 2016

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$444,122	$415,143
Accounts receivable	618,351	591,310
Inventories	921,022	985,683
Income taxes receivable	22,346	18,282
Prepaid expenses	16,144	13,775
Other current assets	4,538	5,719

TOTAL CURRENT ASSETS	2,026,523	2,029,912

DEFERRED INCOME TAXES	-	6,223

INTANGIBLES	3,146,827	2,737,755

OTHER ASSETS	599,307	490,728

PROPERTY, PLANT & EQUIPMENT, NET	1,203,251	1,105,449

TOTAL ASSETS	$6,975,908	$6,370,067

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

CURRENT LIABILITIES	$1,058,212	$1,053,196

LONG-TERM DEBT – LESS CURRENT MATURITIES	250,000	250,000

DEFERRED INCOME TAXES	98,410	-

OTHER LONG-TERM LIABILITIES	629,589	615,465

SHAREHOLDERS’ INVESTMENT	4,939,697	4,451,406

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$6,975,908	$6,370,067

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (In thousands)

	Fifty-Two Weeks Ended October 29, 2017	Fifty-Three Weeks Ended October 30, 2016

OPERATING ACTIVITIES
Net earnings	$847,103	$890,517
Depreciation and amortization of intangibles	130,977	131,968
Goodwill/intangible impairment	180	991
Decrease (increase) in working capital	303	(51,425)
Other	31,633	20,797
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,010,196	992,848

INVESTING ACTIVITIES
Proceeds from sale of business	135,944	110,149
Acquisitions of businesses/intangibles	(520,463)	(280,889)
Net purchases of property/equipment	(217,276)	(249,297)
Decrease (increase) in investments, equity in affiliates, and other assets	8,792	11,078
NET CASH USED IN INVESTING ACTIVITIES	(593,003)	(408,959)

FINANCING ACTIVITIES
Net (payments) proceeds from short-term debt	-	(185,000)
Dividends paid on common stock	(346,010)	(296,493)
Share repurchase	(94,487)	(87,885)
Other	51,239	59,732
NET CASH USED IN FINANCING ACTIVITIES	(389,258)	(509,646)
Effect of exchange rate changes on cash	1,044	(6,339)
INCREASE IN CASH AND CASH EQUIVALENTS	28,979	67,904
Cash and cash equivalents at beginning of year	415,143	347,239
CASH AND CASH EQUIVALENTS AT END OF YEAR	$444,122	$415,143